Exhibit 10.3

INDEMNIFICATION AGREEMENT

INDEMNIFICATION AGREEMENT made effective as of the 26th day of March, 2008, between eLoyalty Corporation, a Delaware corporation (the “Company”), and Michael J. Murray (the “Indemnitee”).

WHEREAS, it is essential to the Company and its stockholders to attract and retain qualified and capable directors, officers, employees, agents and fiduciaries;

WHEREAS, the Certificate of Incorporation of the Company (the “Certificate of Incorporation”) and the Company’s Bylaws require the Company to indemnify and advance expenses to its directors and officers to the extent not prohibited by law;

WHEREAS, historically, basic protection against undue risk of personal liability of directors and officers has been provided through insurance coverage affording reasonable protection at reasonable cost;

WHEREAS, it is presently uncertain whether, and to what extent, such insurance is or will continue to be available to the Company at a reasonable cost for the protection of Indemnitee;

WHEREAS, in recognition of Indemnitee’s need for protection against personal liability in order to induce Indemnitee to serve or continue to serve the Company in an effective manner, and, in the case of directors and officers, to supplement the Company’s directors’ and officers’ liability insurance coverage, and in part to provide Indemnitee with specific contractual assurance that the protection promised by the Certificate of Incorporation and Bylaws will be available to Indemnitee (regardless of, among other things, any amendment to or revocation of the Certificate of Incorporation and Bylaws or any change in the composition of the Company’s Board of Directors or any acquisition transaction relating to the Company), the Company wishes to provide the Indemnitee with the benefits contemplated by this Agreement; and

WHEREAS, as a result of the provision of such benefits Indemnitee has agreed to serve or to continue to serve the Company;

NOW, THEREFORE, the parties hereto hereby agree as follows:

1. Definitions. The following terms, as used herein, shall have the following respective meanings:

(a) Claim: means any threatened, pending or completed action, suit, arbitration or proceeding, or any inquiry or investigation, whether brought by or in the right of the Company or otherwise, that Indemnitee in good faith believes might lead to the institution of any such action, suit, arbitration or proceeding, whether civil, criminal, administrative, investigative or other, or any appeal therefrom.

(b) D&O Insurance: means any valid directors’ and officers’ liability insurance policy maintained by the Company for the benefit of the Indemnitee.

(c) Company Determination: means a determination based on the facts known at the time, by: (i) a majority vote of a quorum of disinterested directors of the Company, or (ii) if such a quorum is not obtainable, or even if obtainable, if a quorum of disinterested directors of the Company so directs, by independent legal counsel in a written opinion, or (iii) a majority of the disinterested stockholders of the Company.

(d) Excluded Claim: means any payment for Losses or Expenses in connection with any Claim: (i) for the return by Indemnitee of any remuneration paid to Indemnitee without the previous approval of the stockholders of the Company which is illegal; or (ii) for an accounting of profits in fact made from the purchase or sale by Indemnitee of securities of the Company within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, or similar provisions of any state law; or (iii) resulting from Indemnitee’s knowingly fraudulent, dishonest or willful misconduct; or (iv) the payment of which by the Company under this Agreement is not permitted by applicable law.

(e) Expenses: means any reasonable expenses incurred by Indemnitee as a result of a Claim or Claims by reason of (or arising in part out of) Indemnifiable Events including, without limitation, attorneys’ fees and all other costs, expenses and obligations paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in any Claim by reason of (or arising in part out of) any Indemnifiable Event.

(f) Fines: means any fine, penalty or, with respect to an employee benefit plan, any excise tax or penalty assessed with respect thereto.

(g) Indemnifiable Event: means any event or occurrence, occurring prior to, on or after the date of this Agreement, related to the fact that Indemnitee is, was or has agreed to serve as, a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise; provided that the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, the Indemnitee had no reasonable cause to believe his conduct was unlawful.

(h) Judicial Determination: means a final nonappealable determination of a court of competent jurisdiction.

(i) Losses: means any amounts or sums which Indemnitee is or becomes obligated to pay as a result of a Claim or Claims made against Indemnitee for Indemnifiable Events including, without limitation, damages, judgments and sums or amounts paid in settlement of a Claim or Claims, and Fines.

2. Basic Indemnification Agreement. In consideration of, and as an inducement to, the Indemnitee rendering valuable services to the Company, the Company agrees that in the event Indemnitee is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Claim by reason of ( or arising in part out of) an Indemnifiable Event (including, without limitation, a Claim by or in the right of the Company), the Company will indemnify Indemnitee to the fullest extent authorized by law, against any and all Losses and Expenses (including all interest, assessments and other charges paid or payable in connection with or in respect of such Losses and Expenses) of such Claim, whether or not such Claim proceeds to judgment or is settled or otherwise is brought to a final disposition, subject in each case, to the further provisions of this Agreement.

3. Limitations on Indemnification. Notwithstanding the provisions of Section 2, Indemnitee shall not be indemnified and held harmless from any Losses or Expenses (a) which have been determined by Judicial Determination to constitute an Excluded Claim; (b) to the extent Indemnitee is indemnified by the Company and has already received payment in full of all such Losses and Expenses pursuant to the Certificate of Incorporation and Bylaws, D&O Insurance or otherwise; or (c) other than pursuant to the last sentence of Section 4(d) or Section 12, in connection with any claim initiated by Indemnitee, unless such claim has been authorized by a Company Determination.

4. Indemnification Procedures.

(a) Promptly after receipt by Indemnitee of notice of any Claim, Indemnitee shall, if indemnification with respect thereto may be sought from the Company under this Agreement, notify the Company of the commencement thereof; provided, however, that the failure to give such notice promptly shall not affect or limit the Company’s obligations with respect to the matters described in the notice of such Claim, except to the extent that the Company is materially prejudiced thereby. Indemnitee agrees further not to make any admission or effect any settlement with respect to such Claim without the consent of the Company, except any Claim with respect to which the Indemnitee has undertaken the defense in accordance with the second to last sentence of Section 4(d).

(b) If, at the time of the receipt of such notice, the Company has D&O Insurance in effect, the Company shall give prompt notice of the commencement of Claim to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all Losses and Expenses payable as a result of such Claim.

(c) The Company shall pay the Expenses of any Claim in advance of the final disposition thereof and the Company, if appropriate, shall be entitled to assume the defense of such Claim, with counsel satisfactory to Indemnitee, upon the delivery to Indemnitee of written notice of its election so to do. After the delivery of such notice, the Company will not be liable to Indemnitee under this Agreement for any legal or other Expenses subsequently incurred by Indemnitee in connection with such defense other than reasonable Expenses of investigation; provided that Indemnitee shall have the right to employ separate counsel in such Claim but the fees and expenses of such counsel incurred after delivery of notice from the Company of its assumption of such defense shall be at the Indemnitee’s expense; provided further that if: (i) the employment of counsel by Indemnitee has been previously authorized by the Company, (ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense, or (iii) the Company shall not, in fact, have employed counsel to assume the defense of such action, the reasonable fees and expenses of counsel shall be at the expense of the Company.

(d) All payments on account of the Company’s indemnification obligations under this Agreement shall be made within thirty (30) days of Indemnitee’s written request therefor unless a Company Determination is made that the Claims giving rise to Indemnitee’s request are Excluded Claims or otherwise not payable under this Agreement, provided that all payments on account of the Company’s obligation to pay Expenses under Section 4(c) of this Agreement prior to the final disposition of any Claim shall be made within 20 days of Indemnitee’s written request therefor and such obligation shall not be subject to Section 4(e) of this Agreement. In the event of a Company Determination that Indemnitee is not entitled to indemnification in connection with the proposed settlement of any Claim, Indemnitee shall have the right at his own expense to undertake defense of any such Claim, insofar as such proceeding involves Claims against the Indemnitee, by written notice given to the Company within 10 days after the Company has notified Indemnitee in writing of its contention that Indemnitee is not entitled to indemnification; provided, however, that the failure to give such notice within such 10-day period shall not affect or limit the Company’s obligations with respect to any such Claim if such Claim is subsequently determined not to be an Excluded Claim or otherwise to be payable under this Agreement, except to the extent that the Company is materially prejudiced thereby. If it is subsequently determined in connection with such proceeding that the Claims are not Excluded Claims or that Indemnitee is otherwise entitled to be indemnified under the provisions of Section 2 hereof, the Company shall promptly indemnify Indemnitee in full against all Losses and Expenses arising out of such Claims or Indemnifiable Events.

(e) Indemnitee hereby expressly undertakes and agrees to reimburse the Company for all Losses and Expenses paid by the Company in connection with any Claim against Indemnitee in the event and only to the extent that a Judicial Determination shall have been made that Indemnitee is not entitled to be indemnified by the Company for such Losses and Expenses because the Claim is an Excluded Claim or because Indemnitee is otherwise not entitled to payment under applicable law.

(f) In connection with any dispute as to whether Indemnitee is entitled to be indemnified hereunder the presumption shall be that Indemnitee is so entitled and the burden of proof and the burden of persuasion shall be on the Company to establish that Indemnitee is not so entitled by clear and convincing evidence. In addition, the Company acknowledges that a settlement or other disposition short of final judgment may be successful if it permits a party to avoid expense, delay, distraction, disruption and uncertainty. In the event that any Claim to which Indemnitee is a party is resolved in any manner other than by adverse judgment against Indemnitee (including, without limitation, settlement of such Claim with or without payment of money or other consideration) it shall be presumed that Indemnitee has been successful on the merits or otherwise in such action, suit or proceeding. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.

5. Settlement. The Company shall have no obligation to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Claim effected without the Company’s prior written consent. The Company shall not settle any Claim in which it takes the position that Indemnitee is not entitled to indemnification in connection with such settlement without the consent of Indemnitee, nor shall the Company settle any Claim in any manner which would impose any Fine, admission of wrongdoing or any obligation on Indemnitee, without Indemnitee’s written consent. Neither the Company nor Indemnitee shall unreasonably withhold its or his consent to any proposed settlement.

6. No Presumption. For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

7. Non-exclusivity, Etc. The rights of Indemnitee hereunder shall be in addition to any other rights Indemnitee may have under the Certificate of Incorporation and Bylaws, the Company’s By-laws, the Delaware General Corporation Law, any vote of stockholders or disinterested directors or otherwise, both as to action in Indemnitee’s official capacity and as to action in any other capacity by holding such office, and shall continue after Indemnitee ceases to serve the Company as a director or officer for so long as Indemnitee shall be subject to any Claim by reason of (or arising in part out of) an Indemnifiable Event. To the extent that a change in the Delaware General Corporation Law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Certificate of Incorporation and By-Laws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.

8. Liability Insurance. To the extent the Company maintains an insurance policy or policies providing directors’ and officers’ liability insurance, Indemnitee, if at any time an officer or director of the Company, shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any director or officer of the Company.

9. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

10. Partial Indemnity, Etc.; Contribution in the Event of Joint Liability.

(a) If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Losses and Expenses of a Claim but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled. Moreover, notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any or all Claims relating in whole or in part to any Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against all Expenses incurred in connection therewith.

(b) Whether or not the indemnification provided in Section 2 hereof is available, in respect of any threatened, pending or completed Claim in which the Company is jointly liable with Indemnitee (or would be if joined in such Claim), the Company shall pay, in the first instance, the entire amount of any judgment or settlement of such Claim without requiring Indemnitee to contribute to such payment and the Company hereby waives and relinquishes any right of contribution it may have against Indemnitee. The Company shall not enter into any settlement of any Claim in which the Company is jointly liable with Indemnitee (or would be if joined in such Claim) unless such settlement provides for a full and final release of all claims asserted against Indemnitee.

(c) Without diminishing or impairing the obligations of the Company set forth in Section 10(b), if, for any reason, Indemnitee shall elect or be required to pay all or any portion of any Losses or Expenses in any threatened, pending or completed Claim in which the Company is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), the Company shall contribute to the amount of Losses and Expenses paid in settlement actually and reasonably incurred and paid or payable by Indemnitee in proportion to the relative benefits received by the Company and all officers, directors or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, from the transaction from which such Claim arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Company and all officers, directors or employees of the Company other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, in connection with the events that resulted in such Losses or Expenses, as well as any other equitable considerations which the Law may require to be considered. The relative fault of the Company and all officers, directors or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such Claim), on the one hand, and Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary and the degree to which their conduct is active or passive.

(d) The Company hereby agrees to fully indemnify and hold Indemnitee harmless from any claims of contribution which may be brought by officers, directors or employees of the Company, other than Indemnitee, who may be jointly liable with Indemnitee.

11. Liability of Company. Indemnitee agrees that neither the stockholders nor the directors nor any officer, employee, representative or agent of the Company shall be personally liable for the satisfaction of the Company’s obligations under this Agreement and Indemnitee shall look solely to the assets of the Company for satisfaction of any claims hereunder.

12. Enforcement.

(a) Indemnitee’s right to indemnification and other rights under this Agreement shall be specifically enforceable by Indemnitee and shall be enforceable notwithstanding any adverse Company Determination and no such Company Determination shall create a presumption that Indemnitee is not entitled to be indemnified hereunder.

(b) In the event that any action is instituted by Indemnitee under this Agreement, or to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all court costs and reasonable expenses, including reasonable counsel fees, incurred by Indemnitee with respect to such action, unless the court determines that each of the material assertions made by Indemnitee as a basis for such action was not made in good faith or was frivolous.

13. Severability. In the event that any provision of this Agreement is determined by a court to require the Company to do or to fail to do an act which is in violation of applicable law, such provision (including any provision within a single section, paragraph or sentence) shall be limited or modified in its application to the minimum extent necessary to avoid a violation of law, and, as so limited or modified, such provision and the balance of this Agreement shall be enforceable in accordance with their terms to the fullest extent permitted by law.

14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such State.

15. Consent to Jurisdiction. The Company and Indemnitee each hereby irrevocably consents to the jurisdiction of the courts of and in the States of Delaware and Illinois for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agrees that any action instituted under this Agreement shall be brought only in the state or Federal courts of the States of Delaware and Illinois.

16. Notices. All notices or other communications required or permitted hereunder shall be sufficiently given for all purposes if in writing and personally delivered, telegraphed, telexed, sent by facsimile transmission or sent by registered or certified mail, return receipt requested, with postage prepaid addressed as follows, or to such other address as the parties shall have given notice of pursuant hereto:

(a)	If to the Company, to:

eLoyalty Corporation

150 Field Drive

Suite 250

Lake Forest, Illinois 60045

Attention: General Counsel

Facsimile: (775) 252-9987

(b)	If to Indemnitee, to:

Michael J. Murray

2149 Broadway

San Francisco, California 94115

Facsimile: (415) 931-3905

17. Counterparts. This Agreement may be signed in counterparts, each of which shall be an original and all of which, when taken together, shall constitute one and the same instrument.

18. Successors and Assigns. This Agreement shall be (i) binding upon all successors and assigns of the Company, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, and (ii) binding upon and inure to the benefit of any successors and assigns, heirs, and personal or legal representatives of Indemnitee.

19. Amendment; Waiver. No amendment, modification, termination or cancellation of this Agreement shall be effective unless made in a writing signed by each of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

20. Entire Agreement. This Agreement constitutes the complete, final, and exclusive embodiment of the entire agreement between Indemnitee and the Company with regard to the subject matter hereof and supersedes all prior agreements or understandings whether written or oral, including without limitation, the Indemnification Agreement, dated as of August 15, 2001, between Indemnitee and the Company. It is entered into without reliance on any promise or representation other than those expressly contained herein, and it cannot be modified or amended except in a written instrument signed by Indemnitee and a duly authorized officer or director of the Company.

IN WITNESS WHEREOF, the Company and Indemnitee have executed this Agreement to be effective as of the day and year first above written.

eLOYALTY CORPORATION

/S/ MICHAEL J. MURRAY	By:	/s/ STEVEN H. SHAPIRO
Michael J. Murray		Steven H. Shapiro
Vice President, General Counsel & Corporate Secretary

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